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                                                              EXHIBIT 5-2




                                                   March 6, 1996


MCN Corporation
500 Griswold Street
Detroit, MI  48226

Ladies And Gentleman:

     I am acting as counsel for MCN Corporation ("MCN"), a Michigan corporation and MCN Financing I and MCN Financing II, each a Delaware business trust (collectively, the "MCN Trusts"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the Company's (i) unsecured senior debt securities (the "Senior Debt Securities"),
(ii) unsecured subordinated debt securities (the "Subordinated Debt Securities") (item (i) or (ii) above being referred to herein as the "Debt Securities"), (iii) shares of common stock, $.01 par value per share, including the preferred stock purchase rights associated therewith (collectively, "Common Stock"), (iv) stock purchase contracts to purchase Common Stock ("Stock Purchase Contracts"), and (v) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contract ("Stock Purchase Units"). The Registration Statement also relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities of the MCN Trusts (the "Preferred Securities") and guarantees of the Preferred Securities by MCN (the "Preferred Securities Guarantees" and, together with the Debt Securities, the Common Stock, the Stock Purchase Contracts, the Stock Purchase Units and the Preferred Securities, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

     In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies certified to my satisfaction of corporate records and other documents and certificates as I have deemed necessary.

     Based on the above, I am of the opinion that:

     1. MCN is a corporation duly organized and validly existing pursuant to the laws of the State of Michigan;

     2. The Debt Securities, the Common Stock, the Stock Purchase Contracts and the Stock Purchase Units, which are covered by the Registration Statement, when sold will be legally issued by MCN, duly authorized, fully paid and non-assessable and, in the case of the Debt Securities, will constitute valid and binding obligations


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     of MCN, enforceable against MCN in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity; and

     3. Upon issuance, the Preferred Securities Guarantees will constitute the legal, valid and binding obligation of MCN, enforceable against MCN in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' right generally and general principles of equity.

     I hereby consent to the use of this opinion as Exhibit 5-2 to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Prospectus and "Legal Matters" in the Prospectus Supplements included therein. This consent may be incorporated by reference into any registration statement of MCN relating to the Offered Securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) of the Securities Act.


                                               Very truly yours,


                                               /s/ Daniel L. Schiffer
                                               -----------------------------
                                               Daniel L. Schiffer
                                               Senior Vice President,
                                               General Counsel and Secretary,
                                               MCN Corporation